Exhibit 10.8

FORM OF

CARE CAPITAL PROPERTIES, INC.

2015 INCENTIVE PLAN

I.                                        Purpose

The purpose of the Care Capital Properties, Inc. 2015 Incentive Plan (“Plan”) is to promote the growth and profitability of Care Capital Properties, Inc., a Delaware corporation (“Company”), and its subsidiaries, and to increase stockholder value by providing officers, key employees, non-employee directors, and consultants with incentives to achieve long-term objectives of the Company.  The Plan is also intended to help attract and retain officers, key employees, non-employee directors, and consultants to advance the interests of the Company by giving officers, key employees, non-employee directors, and consultants a stake in the Company’s future growth and success, and to strengthen the alignment of interests of officers, key employees, non-employee directors, and consultants with those of the Company’s stockholders.

II.                                   Definitions and Construction

2.1.                            Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in Appendix I (and such terms shall apply equally to both the singular and plural forms of the terms defined).

2.2.                            Gender and Number.  Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3.                            Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

III.                              Plan Administration

3.1.                            The Committee.  The Plan shall be administered, and all Awards under the Plan shall be authorized, by the Committee.  The “Committee” means one or more committees appointed by the Board to administer all or certain aspects of the Plan.  Any such committee shall consist of one or more directors of the Company and shall serve at the discretion of the Board.  To the extent deemed appropriate by the Board, members of the Committee shall be “outside directors” within the meaning of Section 162(m) of the Code (or any successor provision thereto) and “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.  Subject to Section 16.1 hereof, and unless it would cause an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code to not so qualify, any authority granted to the Committee may be exercised by the full Board.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

3.2.                            Delegation.  Notwithstanding the foregoing, the Committee may delegate some or all of its responsibility for granting Awards and otherwise administering the Plan with respect to Nonemployee Directors or designated classes of Employees or designated Consultants to one or more different committees consisting of one or more members of the Board, subject to such limitations as the Committee deems appropriate.  To the extent consistent with applicable law, the Committee may authorize one or more officers of the Company to grant Awards to designated classes of Employees or designated Consultants, within limits specifically prescribed by the Committee.  Limited authority to grant Awards to Nonexecutive Employees and Consultants is hereby delegated to a Board committee comprised of the Chief Executive Officer, subject to the parameters of the remainder of this Section 3.2.  Each year the Committee shall establish an annual allotment of Shares with respect to which such Board committee may grant Awards to designated classes of Employees and designated Consultants.  Unless another amount shall otherwise be determined by the Committee by authorized action, an annual allotment of           Shares is hereby established which such Board committee is authorized pursuant to this paragraph to grant.  Any Shares within such annual allotment with respect to which Awards are not granted during such year shall be automatically added to the annual allotment available pursuant to this paragraph in each succeeding year for Awards to designated classes of Employees or designated Consultants until such Shares are used for Awards pursuant to the delegation set forth in this paragraph.  If and to the extent an Award granted pursuant to the delegation set forth in this paragraph shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, the Shares associated with such Award shall again become available for Awards pursuant to such delegation.

3.3.                            Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have full authority to do all things and make all determinations necessary or advisable in connection with the administration of the Plan, including without limitation the authority to:

(a)                                 select Participants to whom Awards are granted;

(b)                                 determine the types, amounts and frequency of Awards granted under the Plan;

(c)                                  determine the terms and conditions of Awards, including, without limitation, the treatment of an Award upon a Participant’s termination of employment or cessation of service or any limitations, restrictions or conditions upon Awards, which need not be identical;

(d)                                 accelerate or extend the vesting or exercisability of any Award, for any reason, including, without limitation, a Corporate Transaction or Change in Control;

(e)                                  construe and interpret the Plan and any agreement or instrument entered into under the Plan; and

(f)                                   establish, amend and rescind rules and regulations relating to administration of the Plan.

The Committee may delegate its authority as identified hereunder; provided, that such delegation is permitted by law.  The Committee shall have the discretion to determine for purposes of the Plan whether any Participant (i) is or remains (or is not or does not remain) an employee or service provider of the Company, and (ii) shall have incurred (or shall not have incurred) a termination of employment or cessation of service.

3.4.                            Decisions Binding.  All actions taken and all determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Nonemployee Directors, Consultants, Participants and their estates and beneficiaries.

IV.                               Shares Subject to the Plan and Maximum Awards

4.1.                            Shares Available.  Subject to adjustment as provided in Section 4.3, and subject to Section 4.5(d), the number of Shares available for issuance under the Plan shall equal        . Any Shares issued under the Plan may be, in whole or in part, of original issuance or held in treasury.  If and to the extent an Award shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, the Shares associated with such Awards shall again become available for Awards under the Plan.  Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award or to satisfy tax withholding obligations related to any Award shall not be available for subsequent Awards under the Plan.

4.2.                            Maximum Awards.  Subject to adjustment as provided in Section 4.3, and subject to Section 4.5(d), the maximum number of Shares with respect to which Awards (or any type of Award) may be granted in any calendar year to any Participant under the Plan shall be          , the maximum number of ISOs that may be granted to any Participant under the Plan shall be        , and the maximum grant date value of Awards granted to any Nonemployee Director in any calendar year shall be $          (for the avoidance of doubt, the foregoing limitation shall not apply to cash-based director fees that a Nonemployee Director elects to receive in the form of Shares or Share equivalents equal in value to such cash-based director fees pursuant to another plan or policy of the Company).

4.3.                            Adjustments in Authorized Shares and Outstanding Awards.(1)

(a)                                 In the event of a Corporate Transaction, the Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance under the Plan, (ii) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the grants to Participants of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards, (iv) the exercise price of outstanding Awards, and (v) such other terms and conditions of Awards as may be determined by the Committee.

(b)                                 In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the

(1)  Note to Draft:  Adjustment and Corporate Transaction treatment to be confirmed with accountants.

capital structure of the Company or an OP, or a separation or spinoff, or other extraordinary dividend of cash or other property to the Company’s stockholders or an OP’s unitholders, the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance under the Plan, (ii) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the grants to Participants of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards, (iv) the exercise price of outstanding Awards, and (v) such other terms and conditions of Awards as may be determined by the Committee.

(c)                                  In the case of a Change in Control, the Committee shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected.  In addition, in the event of a Change in Control, the Committee existing prior to such Change in Control may provide for:  (i) the acceleration of the time or times at which any Award may be exercised or the waiver of any forfeiture conditions or restrictions applicable to an Award (ii) the cancellation of any accelerated Awards that are not exercised within a time period prescribed by the Committee in its sole discretion, (iii) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or in its sole discretion (it being understood that any such determination by the Committee that the value of an Option or an SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to the Change in Control over the exercise price of such Option or SAR shall conclusively be deemed valid), (iv) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards or the replacement of Awards with equivalent (in value and terms) replacement awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company); provided, that the number of Shares subject to any Award shall always be a whole number; and provided, further, that in the case of ISOs, any such adjustments shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.  The Committee may specify in an Award Agreement such provisions as it deems appropriate to provide for the treatment of an Award upon a Change in Control.

(d)                                 The Committee in its sole discretion may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by U.S. generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company filings with the United States Securities and Exchange Commission (the “Commission”); provided, that in the case of Performance Goals applicable to any Award intended to qualify for the exemption from the limitation on deductibility imposed by

Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, such discretion does not cause any such Award to not so qualify.

(e)                                  Any adjustments pursuant to this Section 4.3 to Awards that are considered 409A Awards are intended to be made only if permitted by Section 409A of the Code and only in a manner that complies with the requirements of Section 409A of the Code, and any adjustments made pursuant to this Section 4.3 to Awards that are not considered 409A Awards are intended to be made only if and in such a manner that after such adjustment the Awards either continue not to be 409A Awards or comply with the requirements of Section 409A of the Code.

Any adjustment under this Section 4.3 need not be the same for all Participants.

4.4.                            LTIP Units.  Each Share into which an Award of LTIP Units may become convertible shall be treated as one Share for purposes of this Article IV.

4.5.                            Adjusted and Substitute Awards.

(a)                                 Notwithstanding any terms or conditions of the Plan to the contrary, (i) Substitute Awards may have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of service, as the Awards that they replace, or such other terms as are determined to be appropriate by the Committee, all as determined by the Committee in its sole discretion, and (ii) Adjusted Awards shall have terms consistent with those set forth in the Employee Matters Agreement, which generally provides that the Adjusted Awards will have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of employment or service, as the awards that they replace under the applicable Predecessor Plan.

(b)                                 In the case of a Substitute Award, the date of grant may be treated as the effective date of the grant of such Award under the original plan under which the Award was authorized, and in the case of an Adjusted Award, the date of grant shall be the effective date of the grant under the Predecessor Plan.

(c)                                  The per Share exercise price of an Option that is a Substitute Award or Adjusted Award may be less than 100% of the Fair Market Value of a Share on the date of grant; provided, that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange or any national securities exchange or system on which the Shares are then listed or reported and Section 409A or Section 424 of the Code, as applicable.  The per Share exercise price of an SAR that is a Substitute Award or an Adjusted Award may be less than 100% of the Fair Market Value of a Share on the date of grant; provided, that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange or any national securities exchange or system on which the Shares are then listed or reported and Section 409A of the Code, as applicable.

(d)                                 Anything to the contrary in the Plan notwithstanding, any Shares underlying Substitute Awards or Adjusted Awards shall not be counted against the limits set forth in Sections 4.1 or 4.2.  Anything to the contrary in the Plan notwithstanding, any Shares underlying Substitute Awards shall not be counted against the maximum number of Shares which may be issued under ISOs, and the lapse, expiration, termination, forfeiture or cancellation of any Substitute Award without the issuance of Shares or payment of cash thereunder shall not result in an increase the number of Shares available for issuance under the Plan.  For the avoidance of doubt, Adjusted Awards shall be treated as Awards generally (and not as Substitute Awards) for purposes of the preceding sentence.

V.                                    Eligibility and Participation

All Employees and Consultants are eligible to receive Awards under the Plan.   In selecting Employees or Consultants to receive Awards under the Plan, as well as in determining the number of Shares subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties of the Employees or Consultants, and their present and potential contribution to the success of the Company.  All Nonemployee Directors are eligible to receive Awards under the Plan.  Subject to the limitations of the Plan (including Section 4.2), the Committee may grant Awards to Nonemployee Directors on terms as the Committee shall from time to time determine.

VI.                               Stock Options

6.1.                            Grant of Options.  Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants at any time and from time to time, in the form of Options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), Options which are not intended to so qualify (“NQSOs”) or a combination thereof.  All ISOs must be granted within ten years from the date on which the Plan was adopted by the Board, and may only be granted to employees of the Company or any subsidiary corporation (within the meaning of Section 424(f)) and may not exceed the maximum limit set forth in Section 4.2.  The Option Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).

6.2.                            Option Agreement.  Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates and such other provisions as the Committee may determine or which are required by the Plan.  The Option Agreement shall also specify whether the Option is intended to be an ISO or an NQSO and shall include such provisions applicable to the particular type of Option granted.

6.3.                            Duration of Options.  Each Option shall expire at such time as is determined by the Committee at the time of grant; provided, that no Option shall be exercised later than the tenth anniversary of the date of its grant (or fifth anniversary of the date of its grant, in the case of an ISO granted to a Ten Percent Shareholder), and the Option Agreement shall control as to such exercisability.

6.4.                            Exercise of Options.  Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant.  The Committee may accelerate the exercisability of any Option.  Options shall be exercised, in whole or in part, by delivery to the Company of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

6.5.                            Payment of Option Exercise Price.  The Option Exercise Price for Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise by one or a combination of the following methods:

(a)                                 cash in the form of currency or other cash equivalent acceptable to the Company;

(b)                                 the tender of Shares (by either actual delivery or by attestation) having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price;

(c)                                  a reduction in the number of Shares otherwise deliverable pursuant to the Award; or

(d)                                 any other reasonable consideration that the Committee may deem appropriate.

The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.6.                            Transferable Options.  The Committee may, in its discretion by appropriate provision in the Participant’s Option Agreement, authorize all or a portion of any NQSOs granted to a Participant to be on terms which permit transfer by such Participant to (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee) (“Family Members”), (ii) a trust or trusts in which the Participant and/or his Family Members have more than 50% of the beneficial interest, or (iii) a partnership, limited liability company or other entity in which the Participant and/or his Family Members own more than 50% of the voting interests in exchange for an interest in the entity; provided, that (a) there may be no consideration for any such transfer (other than interests in such partnership, limited liability company or other entity), (b) the Option Agreement must expressly provide for transferability in a manner consistent with this Section 6.6, and (c) subsequent transfers of transferable NQSOs shall be prohibited except by will or the laws of descent and distribution.  Following transfer, any such NQSOs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, that for purposes of this Article VI (excluding as set forth in the following sentence), the term “Participant” shall be deemed to refer to the transferee.  The events of termination of employment or cessation of service shall continue to be applied with respect to the original Participant.  Any transferred NQSOs shall be exercisable by the transferee only to the extent, and for the periods, specified in the Option Agreement.

6.7.                            Legend.  For any Shares issued upon exercise of or in connection with an Award, the Company may legend such Shares as it deems appropriate.

VII.                          Restricted Stock and Restricted Stock Units

7.1.                            Grant of Restricted Stock and Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee may grant Restricted Stock or Restricted Stock Units to Participants at any time and from time to time and upon such terms and conditions as it may determine.

7.2.                            Restricted Award Agreement.  Each grant of Restricted Stock or Restricted Stock Unit shall be evidenced by a Restricted Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock or Restricted Stock Units granted, the payment date for Restricted Stock Units, and such other provisions as the Committee may determine and which are required by the Plan.

7.3.                            Non-Transferability of Restricted Stock and Restricted Stock Units.  Except as provided in this Article VII, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period or later as specified in the Restricted Award Agreement, or upon earlier satisfaction of any other conditions determined at the time of grant specified in the Restricted Award Agreement.

7.4.                            Other Restrictions.  The Committee may impose such other restrictions on any shares of Restricted Stock or any Restricted Stock Units as it may deem advisable, including without limitation restrictions based upon the achievement of Performance Goals, years of service and/or restrictions under applicable federal or state securities laws.  The Committee may provide that any share of Restricted Stock, if certificated, shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

7.5.                            Reacquisition of Restricted Stock and Forfeiture of Restricted Stock Units.  The Committee shall determine and set forth in a Participant’s Restricted Award Agreement such events upon which a Participant’s shares of Restricted Stock shall be reacquired by the Company or Restricted Stock Units shall be forfeited, which may include without limitation a Participant’s termination of employment or cessation of service during the Restriction Period or the nonachievement of Performance Goals.  Any such forfeited shares of Restricted Stock held by a Participant which are to be reacquired by the Company shall be immediately returned to the Company by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock.

7.6.                            Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 7.4, each certificate, if any, representing shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Care Capital Properties, Inc. 2015 Incentive Plan, and in the related Restricted Stock Agreement.  A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Care Capital Properties, Inc.”

7.7.                            Lapse of Restrictions Generally.  Except as otherwise provided in this Article VII, shares of Restricted Stock shall be delivered to the Participant and no longer subject to reacquisition after the last day of the Restriction Period and Restricted Stock Units shall be fully vested after the last day of the Restriction Period and shall be paid as set forth in the Restricted Award Agreement; provided, that if the restriction relates to the achievement of a Performance Goal, the Restriction Period shall not end until the Committee has certified in writing that the Performance Goal has been met.  Once the shares of Restricted Stock are released from their restrictions, the Participant shall be entitled to have the legend required by Section 7.6 removed from the Participant’s share certificate, if any, which certificate shall thereafter represent Shares free from any and all restrictions under the Plan.

7.8.                            Voting Rights; Dividends and Other Distributions.

(a)                                 During the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights and, if the Committee so determines as provided in the Award Agreement, shall be entitled to receive all dividends and other distributions paid, with respect to such Restricted Stock; provided, that if any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid; and, provided, further, that receipt of any dividends or distributions on Restricted Stock, the vesting of which is subject to achievement of Performance Goals, shall be held subject to achievement of such Performance Goals.

(b)                                 If the Committee so determines as provided in the Award Agreement, on each dividend or other distribution date with respect to Shares, (i) as determined by the Committee, (x) a cash dollar amount equal to the amount of cash dividends or the fair market value of property other than Shares that would have been paid or distributed on a number of Shares equal to the number of Restricted Stock Units held by Participants as of the close of business on the record date for such dividend or distribution shall be paid in cash to such Participants (provided that receipt of any dividends or distributions on Awards, the vesting of which is subject to achievement of Performance Goals, shall be held subject to achievement of such Performance Goals) or (y) an additional number of Restricted Stock Units equal to the product of the number of Restricted Stock Units held by such Participants on the record date for such dividend or distribution multiplied by the per Share cash amount of such dividend or distribution shall be credited to the Participant, and (ii) if such dividend or distribution is payable in Shares, Participants shall be credited with an additional number of Restricted Stock Units equal to the product of the number of Restricted Stock Units held by such Participants on the record date for such dividend or distribution multiplied by the number of Shares (including fractions thereof) distributable as a dividend or distribution on a Share.  Restricted Stock Units which are credited to Participants pursuant to the preceding sentence shall be subject to the same terms (including vesting terms) and conditions of the Plan, the Restricted Award Agreement and elections applicable with respect to such Restricted Stock Units with respect to which they relate.

VIII.                     LTIP Units

8.1.                            Grant of LTIP Units.  Subject to the terms and provisions of the Plan, the Committee may grant LTIP Units to Participants at any time and from time to time and upon such terms and conditions as it may determine, including without limitation as an alternative to other Awards.  Each LTIP Unit under the Plan shall relate to a specified number of OP Units.  LTIP Units shall be convertible into OP Units once vested and in accordance with the other terms and conditions set forth in the applicable Partnership Agreement.  OP Units into which LTIP Units are converted shall be exchangeable, in whole or in part, for Shares on a one-for-one basis, or cash, as selected by the General Partner (or such other form of consideration equivalent in value thereto as may be determined by the Committee in its sole discretion) at such time and on such terms as may be established by the Committee and in accordance with the applicable Partnership Agreement.

8.2.                            LTIP Unit Award Agreement.  Each grant of LTIP Units shall be evidenced by an LTIP Unit Award Agreement that shall specify the Restriction Period, the number of LTIP Units granted and such other provisions as the Committee may determine and which are required by the Plan.

8.3.                            Non-Transferability of LTIP Units.  Except as provided in this Article VIII, LTIP Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period or later as specified in the LTIP Unit Award Agreement or Partnership Agreement, or upon earlier satisfaction of any other conditions determined at the time of grant specified in the LTIP Unit Award Agreement.

8.4.                            Other Restrictions.  The Committee may impose such other restrictions on any LTIP Units as it may deem advisable, including without limitation restrictions based upon the achievement of Performance Goals, years of service and/or restrictions under applicable federal or state securities laws.

8.5.                            Reacquisition or Forfeiture of LTIP Units.  The Committee shall determine and set forth in a Participant’s LTIP Unit Award Agreement such events upon which a Participant’s LTIP Units shall be reacquired by the Company or shall be forfeited, which may include without limitation the Participant’s termination of employment or cessation of service during the Restriction Period or the nonachievement of Performance Goals.

8.6.                            Rights of a Shareholder or Unitholder.  A Participant to whom LTIP Units are awarded shall have no rights as a holder of OP Units until such LTIP Units are converted into OP

Units, and shall have no rights as a shareholder with respect to the Shares for which such OP Units may be exchanged unless and until so exchanged and Shares are actually delivered to the Participant in settlement thereof.  The right to distributions with respect to the LTIP Units shall be determined as set forth in the LTIP Unit Award Agreement and the applicable Partnership Agreement.

IX.                              Performance Units

9.1.                            Grant of Performance Units.  The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to a Participant upon certification in writing by the Committee that the Performance Goals related thereto have been achieved.  If the Performance Goals are achieved in full, and the Participant remains employed with the Company or a Subsidiary as of the end of the relevant Performance Period, the Participant will be allocated Shares equal to the number of Performance Units initially awarded to the Participant for the relevant Performance Period.  Each award of Performance Units may provide for the allocation of fewer Performance Units in the event of partial fulfillment of Performance Goals.

9.2.                            Performance Unit Agreement.  Each Performance Unit grant shall be evidenced by a Performance Unit Agreement that shall specify the Performance Goals, the Performance Period and the number of Performance Units to which it pertains.

9.3.                            Performance Period.  The period of performance (“Performance Period”) with respect to each Performance Unit shall be such period of time, which shall not be less than six months, nor more than five years, as determined by the Committee, for the measurement of the extent to which Performance Goals are attained.

9.4.                            Performance Goals.  The goals (“Performance Goals”) that are to be achieved with respect to each Performance Unit (or Restricted Stock, Restricted Stock Unit, LTIP Unit, stock award or cash award subject to a requirement that Performance Goals be achieved), shall be those objectives established by the Committee as it deems appropriate, and which may be expressed in terms of (a) earnings per Share, (b) Share price, (c) pre-tax profit, (d) net earnings, (e) earnings before interest, taxes, depreciation and amortization, (f) return on equity or assets, (g) revenues, (h) normalized or other adjusted funds from operations in the aggregate or per Share, (i) relative or absolute total stockholder return, (j) diversification, balance sheet or credit metrics or ratings, (k) a growth rate in any of the foregoing, (l) any combination of the foregoing, or (m) such other goals as the Committee may determine.  Performance Goals may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary, a division or other operating unit of the Company.  Performance Goals may be absolute or relative and may be expressed in terms of a progression within a specified range.  To the extent deemed appropriate by the Committee, the Performance Goals with respect to a Performance Period shall be established by the Committee in order to comply with Section 162(m) of the Code.  In establishing a Performance Goal, the Committee may elect to apply any of the foregoing measures to the Company as a whole or to any Subsidiary or division or other unit of the Company, and may provide that achievement of the applicable Performance Goal shall be determined without regard to the effect of any or all unusual or non-recurring events and other extraordinary items, impact for charges for restructurings discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by U.S. generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company filings with the Commission, in all cases as determined by the Committee in connection with the timely establishment of such Performance Goal. The Committee shall determine the target levels of performance that must be achieved with respect to each criterion that is identified in a Performance Goal in order for a Performance Goal to be treated as attained in whole or in part.  In the event that the Performance Goals are based on more than one business criteria, the Committee may determine to make a grant of an Award upon attainment of the Performance Goal relating to any one or more of such criteria.

9.5.                            Payment of Performance Units.  Subject to such terms and conditions as the Committee may impose, and unless otherwise provided in the Performance Unit Agreement, the Committee, in its discretion, may determine at the time of payment required in connection with a Performance Unit whether such payment shall be made (a) solely in cash, (b) solely in Shares (valued at the Fair Market Value of the Shares on the date of payment), or (c) a combination of cash and Shares.

9.6.                            No Rights as Stockholder.  The award of Performance Units to a Participant shall not create any rights in such Participant as a stockholder of the Company, until the payment of any Shares associated with such Performance Units.

X.                                   Stock Appreciation Rights

10.1.                     Grant of Stock Appreciation Rights.  An SAR is a right to receive, without payment to the Company, a number of Shares, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 10.5.  An SAR may be granted (a) with respect to any Option granted under the Plan, either concurrently with the grant of such Option or at such later time as determined by the Committee (as to all or any portion of the Shares subject to the Option) or (b) alone, without reference to any Option.

10.2.                     Number of SARs.  Each SAR granted to any Participant shall relate to such number of Shares as the Committee shall determine, subject to adjustment as provided in Section 4.3.  If an SAR is granted in conjunction with an Option, the number of Shares to which the SAR pertains shall be reduced by the same number of Shares for which the holder of the Option exercises the related Option.

10.3.                     Duration.  Subject to early termination as herein provided, the term of each SAR shall be as determined by the Committee, but shall not exceed ten years from the date of grant.  Unless otherwise determined by the Committee and provided in the SAR Agreement, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the Option, if any, to which it relates is exercisable.  The Committee may, in its discretion, accelerate the exercisability of any SAR.

10.4.                     Exercise.  A holder may exercise an SAR, in whole or in part, by giving written notice to the Company, specifying the number of SARs which such Participant wishes to exercise.  Upon receipt of such written notice, the Company shall deliver to the exercising holder, the Shares, cash, or both, as determined by the Committee, to which the Participant is entitled pursuant to Section 10.5.

10.5.                     Payment.

(a)                                 Number of Shares.  Subject to the right of the Committee to deliver cash in lieu of Shares (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the Exchange Act and regulations adopted thereunder), the number of Shares which shall be issuable upon the exercise of an SAR shall be determined by dividing (i) the number of Shares to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the Shares subject to the SAR on the date of exercise exceeds (x) in the case of an SAR related to an Option, the Option Exercise Price of the Shares under the Option or (y) in the case of an SAR granted alone without reference to a related Option, an amount that the Committee determined at the time of grant to be the Fair Market Value of a Share, subject to adjustment as provided in Section 4.3) by (ii) the Fair Market Value of a Share on the exercise date.

(b)                                 Cash.  In lieu of issuing Shares upon the exercise of an SAR, the Committee may elect, in its sole discretion, to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable.  No fractional Shares shall be issued upon exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole Share at its Fair Market Value on the date of exercise.

10.6.                     SAR Agreement.  Each SAR shall be evidenced by an SAR Agreement that shall further specify the terms and conditions of such Award.  Any terms and conditions of the Award shall be consistent with the terms of the Plan.

XI.                              Stock and Cash Awards

A stock award consists of the transfer by the Company to a Participant of Shares, without other payment therefor, as additional compensation for services to the Company.  A cash award consists of a monetary payment made by the Company to a Participant as additional compensation for services to the Company.  The Committee shall determine, in its sole discretion, the amount of any stock or cash award.  Stock and cash awards may be subject to the terms and conditions, which may vary from time to time and among Participants, as the Committee deems appropriate.  The maximum amount of a cash award which may be granted to a Participant during any calendar year under the Plan shall not be greater than $         .  Payment of a stock or cash award can depend on meeting Performance Goals.  Each award of stock or cash may provide for lesser payment in the event of partial fulfillment of Performance Goals.

XII.                         Amendment, Modification and Termination

12.1.                     Effective Date.  Subject to approval by the Board and a subsidiary of Ventas, Inc., as the Company’s sole shareholder, the Plan shall become effective as of           (“Effective Date”).

12.2.                     Termination Date.  The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise of Awards and the payment of all benefits in connection with Awards has been made, or (c) such other date as the Board may determine in accordance with Section 12.3.

12.3.                     Amendment, Modification and Termination.  The Board may, at any time, amend, modify or terminate the Plan.  However, no such amendment or modification may make a material revision to the Plan without the approval of the stockholders of the Company if such stockholder approval is required by the Code and the rules promulgated thereunder, any national securities exchange or system on which the Shares are then listed or reported or a regulatory body having jurisdiction with respect hereto.  Without limitation on the preceding sentence, no amendment may increase the number of Shares available under the Plan without the approval of the stockholders of the Company.

12.4.                     Awards Previously Granted.  No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award; provided, that no such consent shall be required with respect to any amendment, modification or termination if the Committee determines in its reasonable discretion that such amendment, modification or termination is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard.

12.5.                     No Repricing.  Except for the adjustments set forth in Section 4.3 or otherwise in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), no outstanding Options or SARs shall be amended to reduce their exercise price or base price, and no outstanding Options or SARs with an exercise price or base price less than current Fair Market Value shall be cancelled in exchange for cash, other Awards or Options or SARs with an exercise price or base price that is less than the exercise price or base price of the original Options or SARs without the approval of the stockholders of the Company.

XIII.                    Non-Transferability

Except as expressly provided in the Plan, a Participant’s rights under the Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution.  Except as expressly provided in the Plan, during a Participant’s lifetime, an Award may be exercised only by such Participant.  In the event of the death of a Participant, the Award may be exercised by the person or persons to whom rights pass by will or by the laws of descent and distribution or, if appropriate, the legal representative of the deceased Participant’s estate.  In the event of the Disability of a Participant, the Award may be exercised by the Participant or, if such Participant is incapable of exercising the Award, by such Participant’s legal representative.

XIV.                     No Employment or Reelection Rights

Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Employee, Consultant or Nonemployee Director the right to become a Participant, nor shall an Award under the Plan be construed as giving a Participant any right with respect to continuance of employment by, or service with, the Company or any right to be re-nominated by the Board or reelected by the stockholders of the Company as a director.  The Company expressly reserves the right to terminate, whether by dismissal, discharge, removal or otherwise, a Participant’s employment or service at any time, with or without Cause, except as may otherwise be provided by any written agreement between the Company and the Participant or applicable law.

XV.                          Withholding

15.1.                     Tax Withholding.  No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state local, or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any such Award under the Plan.  The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant.

15.2.                     Share Withholding.  A Participant may, subject to the prior approval of the Committee in its sole discretion, elect to satisfy a withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the withholding tax is to be determined equal only to the minimum amount required to be withheld under applicable law, all in accordance with such procedures as the Committee establishes, including making irrevocable elections; provided, that if Share withholding in excess of such minimum amount can be effectuated without adverse accounting consequences, the Committee may elect to authorize such additional Share withholding.

XVI.                     Section 16 and 409A Compliance

16.1.                     Plan Administration.  It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and Section 409A of the Code and the rules and regulations promulgated thereunder to the extent deemed appropriate by the Committee.  If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act or Section 409A of the Code, the provision or administration shall be deemed null and void to the extent deemed appropriate by the Committee, and the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act and Section 409A of the Code to the extent deemed appropriate by the Committee.  Notwithstanding anything in the Plan to the contrary, the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

16.2.                     Plan Awards.  Notwithstanding anything contained in the Plan to the contrary, the Company intends that Awards payable under the Plan shall satisfy the requirements for exemption from, or compliance with, Section 409A of the Code and that all terms and provisions shall be interpreted, operated and administered to satisfy such requirements.  To the extent Section 409A of the Code is applicable to any Award, it is intended that such 409A Award complies with the deferral, payout and other limitations and restrictions imposed under Section 409A of the Code.

16.3.                     Specified Employees.  Regardless of what may be contained in any Award Agreement, to the extent that any 409A Award is treated as payable upon a “separation from service” pursuant to Section 409A of the Code (as determined, and in accordance with the methodology selected by the Company, consistent with Section 409A of the Code) (“Separation from Service”), then, if payment is triggered by reason of the Separation from Service, and on the date of the Participant’s Separation from Service the Participant is a Specified Employee, to the extent required for the Participant not to incur additional taxes pursuant to Section 409A of the Code, no payment with respect to the 409A Award shall be made to the Participant prior to the earlier of (i) six months after the Participant’s Separation from Service; or (ii) the date of the Participant’s death. Should the limitation set forth in the preceding sentence result in payment later than otherwise provided in the Plan or 409A Award, on the first day any such payment may be made without incurring additional tax pursuant to Section 409A of the Code, such payment shall be made to the Participant in a lump sum.  Notwithstanding anything contained in the Plan or Award to the contrary, the date on which a Participant’s Separation from Service occurs shall be treated as the Participant’s termination of employment or cessation of service date or comparable concept for purposes of determining the timing of payments under the Plan and Award to the extent necessary to have such payments under the Plan and Award be exempt from or comply with the requirements of Section 409A of the Code; provided, that this sentence shall have no impact on whether or not an Award becomes vested.  No 409A Award shall be subject to acceleration or to any change in the specified time or method of payment, except as permitted by Section 409A of the Code or as otherwise provided under the Plan or Award and consistent with Section 409A of the Code.

16.4.                     No Representation.  The provisions of this Article XVI are not intended to impose any restrictions on Awards, other than those required for the Participant not to incur additional tax under Code Section 409A, and shall be interpreted and operated accordingly.  Notwithstanding any other provision in the Plan, the Committee makes no representations that Awards granted under the Plan shall be exempt from, or comply with, Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.  No provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Section 409A from the Participant or any other individual to the Company.

XVII.                Indemnification

No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

XVIII.           Successors

All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

XIX.                    Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Employees, Consultants or Nonemployee Directors who are foreign nationals on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and the Committee shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Subsidiary may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

XX.                         No Trust or Fund

The Plan is intended to constitute an “unfunded” plan.  Nothing contained herein shall require the Company to segregate any monies or other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

XXI.                    Governing Law

To the extent not preempted by federal law, the Plan and all agreements and instruments entered into under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.  Participants irrevocably consent to the personal jurisdiction and exclusive venue of the state and federal courts in Illinois.  Furthermore, the Plan and all Option Agreements relating to ISOs shall be interpreted to the extent deemed appropriate by the Committee so as to qualify as incentive stock options under the Code.

APPENDIX I
Definitions

“409A Award” shall mean an Award that constitutes a “deferral of compensation” subject to the requirements of Section 409A of the Code.

“Adjusted Awards” shall mean Awards granted under the Predecessor Plans that are converted into Awards in respect of Shares pursuant to the Employee Matters Agreement.

“Affiliate” shall mean any entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Award” shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, LTIP Units, SARs, Performance Units, stock awards and cash awards.

“Award Agreement” shall mean an Option Agreement, Restricted Award Agreement, LTIP Unit Award Agreement, SAR Agreement, Performance Unit Agreement or other agreement evidencing an Award as described in the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the same meaning as provided in an employment, employee protection and noncompetition, consulting or similar agreement between a Participant and the Company or an Affiliate, or if no such agreement exists, unless otherwise defined in an agreement evidencing an Award, (i) a Participant’s indictment for, conviction of, or plea of nolo contendere to, any felony or a misdemeanor involving fraud, dishonesty or moral turpitude, (ii) a Participant’s willful or intentional material breach of the Participant’s duties and responsibilities, (iii) a Participant’s willful or intentional material misconduct in the performance of the Participant’s duties, or (iv) the willful or intentional failure by the Participant to comply with any lawful instruction or directive of the Person to whom the Participant reports.

“Certificate of Designation” shall mean a certificate of designation establishing the powers, preferences, economic rights and conditions to vesting of a series of LTIP Units.

“Change in Control” shall mean the occurrence of any of the following events:

(a)                                 An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (having the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d)) immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership” and/or “Beneficially Owned”) of 35% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control.  For purposes of the

Plan, the term “Non-Control Acquisition” shall mean an acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)                                 The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this clause (b), be considered a member of the Incumbent Board; and provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in former Rule 14a-11 promulgated under the Exchange Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c)                                  Consummation of a merger, consolidation or reorganization involving the Company, unless such transaction is a Non-Control Transaction.  For purposes of the Plan, the term “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company in which:  (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 45% of the combined voting power of the voting securities of the corporation or entity resulting from such merger, consolidation or reorganization (the “Surviving Company”) over which any Person has Beneficial Ownership in substantially the same proportion as their Beneficial Ownership of the Voting Securities immediately before such merger, consolidation or reorganization, (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors or equivalent body of the Surviving Company; and (iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of 35% or more of the then outstanding Voting Securities) has Beneficial Ownership of 35% or more of the combined voting power of the Surviving Company’s then outstanding voting securities;

(d)                                 A complete liquidation or dissolution of the Company; or

(e)                                  The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting

Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

Notwithstanding anything in the Plan to the contrary, with respect to any 409A Award, only to the extent necessary for such 409A Award to comply with Section 409A of the Code, a Change in Control must constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Commission” shall have the meaning given such term in Section 4.3(d).

“Committee” shall mean the committee described in Section 3.1 or, as applicable, any other committee or any officer to whom the Board or the Committee, as applicable, has delegated authority in accordance with Section 3.2.

“Consultant” shall mean an individual who is a consultant or independent contractor of the Company or a Subsidiary.

“Corporate Transaction” shall mean a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate, or similar event affecting the Company or any of its Subsidiaries.

“Disability” shall have the same meaning as provided in an employment, employee protection and noncompetition, consulting or similar agreement between a Participant and the Company or an Affiliate, or if no such agreement exists, unless otherwise defined in an agreement evidencing an Award, shall mean permanent and total disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, or, if none, a medically determinable physical or mental infirmity which the Committee determines impairs the Participant’s ability to perform substantially his or her duties for a period of 180 consecutive days.

“Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

“Employee Matters Agreement” shall mean the Employee Matters Agreement, dated          , by and between the Company and Ventas, Inc..

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale.  If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange or a national or regional stock exchange, the fair market value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

“General Partner” means the general partner of the applicable OP.

“ISOs” shall have the meaning given such term in Section 6.1.

“LTIP Unit” shall mean a long-term incentive plan interest in an OP created under an applicable Partnership Agreement and granted pursuant to Section 8.1 which, under certain conditions, is convertible into OP Units.

“LTIP Unit Award Agreement” shall mean an agreement evidencing an Award of LTIP Units, as described in Section 8.2.

“Nonexecutive Employees” shall mean Employees who are not executive officers of the Company.

“Nonemployee Director” shall mean an individual who is a member of the Board but is not an Employee.

“NQSOs” shall have the meaning given such term in Section 6.1.

“OP” means an operating partnership of the Company.

“Option” shall mean an option to purchase Shares granted pursuant to Article VI.

“Option Agreement” shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

“Option Exercise Price” shall mean the purchase price per Share subject to an Option, which shall not be less than the Fair Market Value of the Share on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).

“OP Unit” shall mean a unit of partnership interest in an OP.

“Participant” shall mean any Employee, Nonemployee Director, or Consultant selected by the Committee to receive an Award under the Plan.

“Partnership Agreement” shall mean the Partnership Agreement from the applicable OP, as same may be amended or restated from time to time, including any Certificate of Designation establishing the powers, preferences, economic rights and conditions to vesting of a series of LTIP Units.

“Performance Goals” shall have the meaning given such term in Section 9.4.

“Performance Period” shall have the meaning given such term in Section 9.3.

“Performance Unit” shall mean the right to receive a payment from the Company upon the achievement of specified Performance Goals as set forth in a Performance Unit Agreement.

“Performance Unit Agreement” shall mean an agreement evidencing a Performance Unit Award, as described in Section 9.2.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

“Plan” shall mean this Care Capital Properties, Inc. 2015 Incentive Plan, as the same may be amended from time to time.

“Predecessor Plans” shall mean the Ventas, Inc. 2012 Incentive Plan, the Ventas, Inc. 2006 Incentive Plan, the Ventas, Inc. 2006 Stock Plan for Directors and the Ventas, Inc. 2004 Stock Plan for Directors, in each case, as the applicable plan may have been amended from time to time.

“Restricted Award Agreement” shall mean an agreement evidencing an Award of Restricted Stock or Restricted Stock Units, as described in Section 7.2.

“Restricted Stock” shall mean Shares granted pursuant to Article VII as to which the restrictions have not expired.

“Restricted Stock Unit” shall mean an Award granted pursuant to Article VII denominated in units of the Company’s common stock, par value $0.01 per share.

“Restriction Period” shall mean the period determined by the Committee during which the transfer of Shares or LTIP Units is limited in some way or Shares or Restricted Stock Units or LTIP Units are otherwise restricted or subject to forfeiture as provided in Article VII or Article VIII.

“Shares” shall mean the shares of the Company’s common stock, par value $0.01 per share.

“Subsidiary” shall mean any company, corporation, partnership, limited liability company or other Person in which the Company directly or indirectly owns a majority interest.

“Substitute Awards” shall mean Awards granted in connection with a transaction in substitution, exchange, conversion, adjustment, assumption or replacement of awards previously granted by an entity acquired by the Company or a Subsidiary or with which the Company or a Subsidiary merges or otherwise combines.

“Ten Percent Shareholder” shall mean an Employee who, at the time an ISO is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.